CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation of our audit report dated April 27, 2022, relating to our audits of the financial statements of Apis Cor Inc. as of and for the years ended December 31, 2021 and 2020 in this Form 1-K.

/s/ Assurance Dimensions, Inc.

Assurance Dimensions

Jacksonville, FL

April 29, 2022